                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    EMERGENT INFORMATION TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1.  Title of each class of securities to which transaction applies:

  2.  Aggregate number of securities to which transaction applies:

  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4.  Proposed maximum aggregate value of transaction:

  5.  Total fee paid:

[_] Fees paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1.  Amount Previously Paid:

  2.  Form, Schedule or Registration Statement No.:

  3.  Filing Party:

  4.  Date Filed:

                               PRELIMINARY COPY

                    EMERGENT INFORMATION TECHNOLOGIES, INC.
                     (formerly known as SM&A Corporation)
                      4695 MacArthur Court, Eighth Floor
                        Newport Beach, California 92660

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      to be held on Tuesday, June 6, 2000

                               ----------------


  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Emergent Information Technologies, Inc., a California corporation formerly known as SM&A Corporation (hereinafter, the "Company"), will be held on Tuesday, June 6, 2000 at 10:00 a.m. (Pacific Daylight Time), at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy
Statement:

    1. To approve an amendment to the Company's Bylaws to increase the authorized number of directors to a minimum of four (4) and a maximum of seven (7).

    2. To elect seven members of the Board of Directors to serve until the next Annual Meeting of Shareholders.

    3. To approve an amendment to the Company's Amended 1997 Stock Option Plan, to increase the number of shares of common stock available for issuance under the Plan to 4,000,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

  The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders attending the Annual Meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

  Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Michael A. Piraino, Secretary

Newport Beach, California
May 19, 2000

                            YOUR VOTE IS IMPORTANT

 You are cordially invited to attend the Annual Meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed Proxy in the envelope provided. Returning a signed Proxy will not prevent you from voting in person at the Annual Meeting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

                               PRELIMINARY COPY

                    EMERGENT INFORMATION TECHNOLOGIES, INC.
                     (formerly known as SM&A Corporation)
                      4695 MacArthur Court, Eighth Floor
                        Newport Beach, California 92660

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                             Tuesday, June 6, 2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished to the shareholders of Emergent Information Technologies, Inc., a California corporation formerly known as SM&A Corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on June 6, 2000, at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California 92660, and at any and all adjournments and postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to all shareholders on or about May 19, 2000.

  A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder with respect to the matters described therein. If no direction is made, the shares represented by each properly executed proxy will be voted FOR the proposed amendment to the Company's Bylaws, FOR management's nominees for the Board of Directors, FOR the proposed amendment to the Company's Amended 1997 Stock Option Plan, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

  Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

  It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

  Only holders of record of the Company's common stock (the "Common Stock") at the close of business on April 28, 2000 are entitled to notice of and vote at the Annual Meeting. As of April 28, 2000, the Company had issued and outstanding 16,257,307 shares of Common Stock. Each share of Common Stock issued and outstanding on the record date of April 28, 2000 (the "Record Date") is entitled to one vote at the Annual Meeting.

  The holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. The seven nominees for director having the highest number of votes will be elected. Except as otherwise provided by statute, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the person appointed by the Company to act as inspector of election for the Annual Meeting.

  The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions or broker non-votes will have no effect on the election of Directors. Except as otherwise provided by statute, all other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock represented and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

                                PROPOSAL NO. 1

                        APPROVAL OF AMENDMENT TO BYLAWS

  Section 2 of Article III of the Company's Amended and Restated Bylaws (the "Bylaws") currently provides that the authorized number of directors shall be a minimum of three (3) and a maximum of five (5), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. On April 24, 2000, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Bylaws that would increase the specified limits of the authorized number of directors to a minimum of four (4) and a maximum of (7), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The exact number of directors would initially be set at seven (7).

  The Board of Directors believes that this proposed Bylaw amendment will enable the Board to take timely advantage of the availability of well-qualified candidates for appointment to the Board, in particular, candidates from outside the Company whose skills and experience will benefit the Company.

  If approved, Section 2 of Article III of the Bylaws would be amended to read as follows:

  "Section 2. Number of Directors. The authorized number of directors shall be, until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders, such number as may from time to time be authorized by resolution of the Board of Directors or the shareholders, provided that such number shall not be less than four (4) nor more than seven (7)."

  The affirmative vote of a majority of the outstanding voting shares of the Company, together with the affirmative vote of a majority of the required quorum, is required for approval of the proposed amendment to the Bylaws at the Annual Meeting.

  THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR' THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S BYLAWS. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE COMPANY'S BYLAWS UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

Nominees

  Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom have consented to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows: Steven S. Myers, Michael A. Piraino, J. Christopher Lewis, Vincent C. Smith, Joseph B. Fuller, Luther J. Nussbaum and Albert S. Nagy.

  Management proxies will be voted FOR the election of the above-named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, due to an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR' ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

Management of the Company

  Set forth below is certain information with respect to the executive officers and nominees of the Board of Directors of the Company.

                Name                Age               Position
                ----                ---               --------
 Steven S. Myers..................   53 Chairman of the Board of Directors

 Michael A. Piraino(1)............   46 Chief Executive Officer, President,
                                         Acting Chief Financial Officer,
                                         Secretary and Director

 Ajaykumar K. Patel(2)............   39 Executive Vice President, Chief
                                         Operating Officer, Acting Group
                                         President and General Manager

 Thomas J. Amrhein................   60 Group President and General Manager

 Ronald S. Oxley(3)...............   53 Group President and General Manager

 Robert E. Casner(3)..............   50 Group President and General Manager

 J. Christopher Lewis(4)(5).......   44 Director

 Vincent C. Smith(6)..............   36 Director

 Joseph B. Fuller(6)..............   43 Director

 Luther J. Nussbaum...............   51 Director Nominee

 Albert S. Nagy...................   54 Director Nominee

--------
(1) Elected to the Board and appointed an officer as of February 1, 1999. Appointed Acting Chief Financial Officer and Secretary in November 1999. Appointed Chief Executive Officer as of May 3, 2000.

(2) Appointed Executive Vice President and Chief Operating Officer as of May 3, 2000.

(3)  Appointed Group President and General Manager as of May 3, 2000.

(4) Member of the Audit Committee. James Mellor also served as a member of the Audit Committee during the fiscal year ended December 31, 1999. If elected to the Board of Directors, J. Christopher Lewis, Albert Nagy and Luther Nussbaum will serve as members of the Audit Committee for the fiscal year ending December 31, 2000.

(5) Member of the Compensation Committee. James Mellor also served as a member of the Compensation Committee during the fiscal year ended December 31, 1999. If elected to the Board of Directors, Joseph Fuller, Albert Nagy and Vincent Smith will serve as members of the Compensation Committee for the fiscal year ending December 31, 2000.

(6)  Elected to the Board as of May 3, 2000.

  Steven S. Myers founded the Company in 1982 and has been the Chairman of the Board of the Company since its incorporation in 1985. Mr. Myers was the Chief Executive Officer of the Company until May 2000, and was the President of the Company until February 1999. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a B.S. in mathematics from Stanford University.

  Michael A. Piraino, a director of the Company, joined the Company in December 1998. Mr. Piraino has been the President of the Company since February 1999, and has served as the Company's Chief Executive Officer since May 2000. Mr. Piraino has been Acting Chief Financial Officer and Secretary since November 1999. From February 1999 to May 2000, Mr. Piraino served as Chief Operating Officer of the Company. Mr. Piraino previously served as the Executive Vice President and head of Corporate Development of Data Processing Resources Corporation ("DPRC") from January 1996 to December 1998. From October 1994 to January 1996, Mr. Piraino served as Executive Vice President, Director and Chief Development Officer of Imagyn Medical Technologies, Inc. (formerly known as UROHEALTH Systems, Inc.). Mr. Piraino began his career with Touche Ross & Co. (the predecessor firm to Deloitte & Touche LLP) in 1975. Mr. Piraino holds a B.S. in accounting from Loyola University and is a certified public accountant.

  Ajaykumar K. Patel has served as the Company's Executive Vice President and Chief Operating Officer since May 2000, and as a Group President and General Manager since October 1998. Mr. Patel joined the Company in January 1994 as its Director of Marketing. From January 1995 to July 1996, Mr. Patel was the Vice President for the Department of Energy and Environmental Services, after which he became Vice President, Business Development from August 1996 to June 1997. From June 1997 until October 1998, Mr. Patel served as Vice President, Operations. Mr. Patel holds a B.A. in physics from The Johns Hopkins University and an M.B.A. in finance and strategic planning from the University of Southern California.

  Thomas J. Amrhein joined the Company in January 1995 and held the position of Associate from January 1995 to January 1996 and Vice President from January 1996 to June 1998. After the Company's acquisition of Space Applications Corporation ("SAC"), Mr. Amrhein was appointed President and General Manager of SAC in June 1998 until the merger of SAC with SM&A Corporation (East) in December 1998. Mr. Amrhein has served as a Group President and General Manager since November 1998. Mr. Amrhein holds a B.S. in mechanical engineering from Virginia Polytechnic Institute and an M.S. in industrial and systems engineering from the University of Florida.

  Ronald S. Oxley has served as a Group President and General Manager of the Company since May 2000. From March 1996 to April 2000, Mr. Oxley served as Senior Vice President of Litton PRC, a systems integrator and provider of information technology and systems based solutions. From October 1987 to March 1996, Mr. Oxley was a Senior Executive with the Office of the Secretary of Defense. Mr. Oxley holds a B.S. in business administration from California State University, Sacramento, and an M.S. in systems management from the University of Southern California.

  Robert E. Casner has served as a Group President and General Manager of the Company since May 2000. From July 1999 to May 2000, Mr. Casner served as a Vice President and Deputy General Manager of the Company, and from June 1998 to July 1999, he served as Vice President, Business Development. From

September 1981 to June 1998, Mr. Casner held various positions with Pratt & Whitney Group of United Technologies. Mr. Casner received a B.S. in chemistry and mechanical engineering from George Washington University.

  J. Christopher Lewis was elected a director of the Company in September 1996. Since 1981, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in Southern California-based enterprises. Mr. Lewis also serves as a director of California Beach Restaurants, Inc., Tetra Tech, Inc. and several private companies. Mr. Lewis holds a B.S. in business administration and finance and an M.B.A. in finance from the University of Southern California.

  Vincent C. Smith was elected a director of the Company in May 2000. Mr. Smith has served as the Chief Executive Officer of Quest Software, Inc. since 1997 and as a director since 1995. Mr. Smith has served as Chairman of the Board of Quest Software, Inc. since 1998. In 1994, Mr. Smith was Director of Open Systems at BMC Software, where he managed its sales operations. From 1992 to 1994, Mr. Smith co-founded Patrol Software North America and served as its Vice President of Worldwide Sales and Marketing. Patrol Software merged with BMC Software in 1994. Mr. Smith received his B.S. degree in computer science with a minor in economics from the University of Delaware.

  Joseph B. Fuller was elected a director of the Company in May 2000. Mr. Fuller has been the Chief Executive Officer of Monitor Company, a management consulting firm, since 1998, and has been a founding director of the company since 1983. He is also a director of Phillips Van Heusen. Mr. Fuller holds an A.B. in history from Harvard College and an M.B.A. in business administration from Harvard Business School.

  Luther J. Nussbaum has served as the Chief Executive Officer of First Consulting Group, Inc., a public consulting firm, since October 1998. He is also a member of the six-person office of the president providing leadership to First Consulting Group, Inc. From 1993 to 1995, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm. Mr. Nussbaum received a B.A. from Rhodes College and an M.B.A. from Stanford University.

  Albert S. Nagy has been the Chief Executive Officer of The Nagy Group since November 1991. Mr. Nagy also serves as a director of several private companies. Mr. Nagy holds a B.A. in political science from Denison University and an M.A. in international relations from Claremont Graduate School.

Meetings of Board and Committees

  The Board of Directors held four meetings during the fiscal year ended December 31, 1999, and has held two meetings since the end of such fiscal year. Among the incumbent nominees for membership on the Board of Directors, none attended fewer than 75% of the aggregate of the meetings of the Board of Directors during the 1999 fiscal year.

  The Board of Directors established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee and, in practice, the entire Board performs the function of such Committee.

 Audit Committee

  During the fiscal year ended December 31, 1999, the Audit Committee consisted of Messrs. Lewis and Mellor, both of whom were non-employee directors. If elected to the Board of Directors, J. Christopher Lewis, Albert Nagy and Luther Nussbaum will serve as members of the Audit Committee for the fiscal year ending December 31, 2000. The Audit Committee reviews the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors.

  The Audit Committee held two meetings during the fiscal year ended December 31, 1999. None of the members of the Audit Committee attended fewer than 75% of the aggregate of the meetings of such Committee during the 1999 fiscal year.

 Compensation Committee

  During the fiscal year ended December 31, 1999, the Compensation Committee consisted of Messrs. Lewis and Mellor. If elected to the Board of Directors, Joseph Fuller, Albert Nagy and Vincent Smith will serve as members of the Compensation Committee for the fiscal year ending December 31, 2000. The Compensation Committee establishes salaries and other forms of compensation for officers and other key employees of the Company and administers the Company's stock option plan. During the fiscal year ended December 31, 1999, the Compensation Committee held two meetings. None of the members of the Compensation Committee attended fewer than 75% of the aggregate of the meetings of such Committee during the 1999 fiscal year.

Director Compensation

  All Directors are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

  The Company may periodically award options to its Directors under its Amended 1997 Stock Option Plan. Options granted to non-employee Directors of the Company under the Plan have a term not to exceed four years and an exercise price in an amount determined by the Board of Directors or a committee thereof administering the Plan. As of April 28, 2000, options to purchase an aggregate of 923,800 shares of the Company's Common Stock had been issued under the Plan to the Company's Directors and executive officers (of which 530,000 have been relinquished), at exercise prices ranging from $5.125 to $16.750 per share.

  During the fiscal year ended December 31, 1999, the Company did not issue any options to purchase shares of its Common Stock to its non-employee Directors.

  The Company's Amended and Restated Articles of Incorporation and the Bylaws provide for indemnification of the Company's directors and executive officers to the extent permissible under California law. The Company generally enters into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director or executive officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of May 3, 2000, regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director, director nominee and Named Executive Officer (as hereinafter defined) of the Company, and (iii) all directors and current executive officers as a group.

                                          Amount and Nature of    Percent of
Name and Address of Beneficial Owner(1)  Beneficial Ownership(2) Common Stock
---------------------------------------  ----------------------  ------------
Steve S. Myers and Paula K. Myers.......       7,173,687             44.1%
 Trustees of the Steven Myers and
 Paul Mathis Revocable Trust,
 dated June 24, 1992(3)

Michael A. Piraino(3)...................               0                *

Thomas F. Heinsheimer...................         202,137              1.2%
 Trustee of the Heinsheimer Living Trust
 dated July 17, 1968(3)

Ajaykumar K. Patel and Elizabeth Ann
 Stillman(3)(4).........................          62,635                *

Thomas J. Amrhein(3)....................          57,336                *

Ronald S. Oxley(3)......................               0                *

Robert E. Casner(3).....................           6,250                *

Gary L. Markle(3).......................           2,500                *

J. Christopher Lewis(5).................         276,392              1.7%

Vincent C. Smith(3).....................         600,000              3.7%

Joseph B. Fuller(3).....................               0                *

Luther J. Nussbaum(3)...................               0                *

Albert S. Nagy(3).......................             300                *

All current directors and current
 executive officers as a group
 (9 persons)............................       8,176,300             50.3%

--------
*  Less than 1%

(1) Mr. Myers is the Chairman of the Board of the Company; Mr. Piraino is the Chief Executive Officer, President, Acting Chief Financial Officer, Secretary and a Director of the Company; Dr. Heinsheimer was the Senior Vice President and Chief Technology Officer of the Company until May 3, 2000; Mr. Patel is the Executive Vice President, Chief Operating Officer and Acting Group President and General Manager of the Company; Messrs. Amrhein, Oxley and Casner are Group Presidents and General Managers of the Company; Mr. Markle was a Group President and General Manager of the Company from November 1999 to April 2000; Messrs. Lewis, Smith and Fuller are Directors of the Company; and Messrs. Nussbaum and Nagy are Director nominees.

(2) Includes shares of Common Stock subject to stock options which were exercisable as of May 3, 2000 or exercisable within 60 days after May 3, 2000, and are, respectively, as follows: Dr. Heinsheimer, 22,250 shares; Mr. Patel, 10,500 shares; Mr. Amrhein, 10,500 shares; Mr. Casner, 6,250 shares; Mr. Markle, 2,500; Mr. Lewis, 10,500 shares; and all current directors and current executive officers as a group, 37,750 shares.

(3) Address is c/o SM&A Corporation, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(4) Includes 700 shares of the Company's Common Stock in the name of Catherine Patel, Mr. Patel's daughter.

(5) Address is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 29th Floor, Los Angeles, California 90071.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information concerning compensation paid to the Company's Chief Executive Officer and each of the five other significant employees and highest paid executive officers of the Company who received an annual salary and bonus of more than $100,000 for services rendered to the Company during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                      Long-Term
                                                    Compensation
                                                       Awards
                                                    -------------
                                    Annual
                                Compensation(2)      Securities
                                -------------------  Underlying
Name and Principal              Salary       Bonus  Stock Options  All Other
Position(1)                Year   ($)         ($)        (#)      Compensation
------------------         ---- -------     ------- ------------- ------------
Steven S. Myers........... 1999 550,000(3)      --      60,000(4)       --
 Chief Executive Officer   1998 707,675(5)             100,000(6)       --

Michael A. Piraino........ 1999 300,000(7)  100,000     60,000(8)       --
 President, Chief          1998     --          --     300,000(9)       --
  Operating Officer,
  Acting
 Chief Financial Officer,
  Secretary

Thomas F. Heinsheimer..... 1999 375,148(10)     --      54,800       17,158(11)
 Senior Vice President and 1998 268,340      80,000     32,000       23,294
  Chief Technology
 Officer

Ajaykumar K. Patel........ 1999 215,402      93,332     79,000          --
 President and General     1998 200,000      46,381     26,000          --
  Manager,
 Proposal Management Group

Thomas J. Amrhein......... 1999 200,000      62,000     57,000        6,100(12)
 President and General     1998 269,188      72,203     20,000       24,574(13)
  Manager,
 Systems Solutions Group

Gary L. Markle............ 1999  82,819         --      29,000          --
 President and General     1998     --          --         --           --
  Manager,
 Information Technology
  Solutions Group

-------
 (1) The principal positions listed are the positions held by the executive officers during the fiscal year ended December 31, 1999. Effective May 3, 2000, the executive officers' principal positions are as follows:
     Mr. Myers--Chairman of the Board; Mr. Piraino--Chief Executive Officer, President, Acting Chief Financial Officer and Secretary; Mr. Patel-- Executive Vice President, Chief Operating Officer and Acting Group President and General Manager; and Mr. Amrhein--Group President and General Manager. Mr. Heinsheimer resigned as Senior Vice President and Chief Technology Officer as of May 3, 2000, and Mr. Markle resigned as President and General Manager of the Information Technology Solutions Group of the Company in April 2000.

 (2) Excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

 (3) This amount reflects $550,000 in salary actually paid to Mr. Myers for 1999. The Company entered into an Employment Agreement with Mr. Myers for a period of three years commencing February 2000, providing for an annual salary of $600,000, and providing that Mr. Myers is eligible to receive an annual bonus not to exceed $400,000, as determined by the Company's Board of Directors with the recommendation of the Compensation Committee.

 (4) In July 1999, Mr. Myers was granted 60,000 stock options in his capacity as a Director and Chief Executive Officer of the Company pursuant to the Company's Amended 1997 Stock Option Plan. Mr. Myers relinquished all of these options in October 1999.

 (5) This amount reflects $707,675 in salary actually paid to Mr. Myers for 1998.

 (6) In December 1998, Mr. Myers was granted 100,000 stock options in his capacity as a Director and Chief Executive Officer of the Company pursuant to the Company's 1997 Stock Option Plan. Mr. Myers relinquished all of these options in October 1999.

 (7) This amount represents $300,000 in salary actually paid to Mr. Piraino. The $100,000 bonus was a contractually guaranteed minimum payment for 1999. The Company entered into a new Employment Agreement with Mr. Piraino for a period of three years commencing February 2000, providing for an annual salary of $400,000, and providing that Mr. Piraino is eligible to receive a bonus not to exceed $300,000, as determined by the Company's Board of Directors with the recommendation of the Compensation Committee.

 (8) In July 1999, Mr. Piraino was granted 60,000 stock options in his capacity as a Director, President and Chief Operating Officer of the Company. Mr. Piraino relinquished all of these options in October 1999.

 (9) In December 1998, Mr. Piraino was granted 300,000 stock options. Mr. Piraino relinquished all of these options in October 1999.

(10) This amount represents hourly compensation paid to Dr. Heinsheimer.

(11) This amount represents $14,578 in commissions paid to Dr. Heinsheimer and $2,580 in accrued commission not yet paid to him.

(12) This amount represents premiums paid by the Company in connection with Mr. Amrhein's life insurance policy and premiums paid by the Company under the Company's health insurance plan.

(13) This amount represents $15,227 in commissions paid to Mr. Amrhein; $5,686 in relocation expenses; premiums paid by the Company in connection with Mr. Amrhein's life insurance policy; and premiums paid by the Company under the Company's health insurance plan.

Options Granted in Last Fiscal Year

  The following table provides certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. This information includes hypothetical potential gains from stock options granted in the 1999 fiscal year. These hypothetical gains are based solely on assumed annual growth rates of 5% and 10% in the value of the Company's Common Stock price over the five-year life of the stock options granted in 1999. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                                                                  Potential Realizable
                                                                                    Value At Assumed
                            Number of       Percent of                            Annual Rates of Stock
                            Shares of     Total Options                            Price Appreciation
                          Common Stock      Granted to    Exercise or              for Option Term(2)
                           Underlying    Employees During  Base Price  Expiration -------------------------
Name                     Options Granted   Fiscal Year    Per Share(1)    Date      5% ($)       10% ($)
----                     --------------- ---------------- ------------ ---------- ----------    -----------
Steven S. Myers.........     60,000(3)         3.73%        $ 7.940      7/20/04         -- (3)        -- (3)
Michael A. Piraino......     60,000(3)         3.73%          7.940      7/20/04         -- (3)        -- (3)
Thomas F. Heinsheimer...     10,000(4)         0.62%         16.750      1/21/04      47,462       108,089
                             20,000(5)         1.24%          7.940      7/20/04      44,997       102,475
                             24,800(5)         1.54%          5.188     10/25/04      36,457        83,025
Ajaykumar K. Patel......     49,000(5)         3.04%          7.940      7/20/04     110,243       251,063
                             30,000(5)         1.86%          5.188     10/25/04      44,101       100,435
Thomas J. Amrhein.......     10,000(5)         0.62%         16.750      1/21/04      47,462       108,089
                             25,000(5)         1.55%          7.940      7/20/04      56,246       128,093
                             22,000(5)         1.37%          5.188     10/25/04      32,341        73,652
Gary L. Markle..........     10,000(5)         0.62%          9.875      3/30/04      27,981        63,724
                              4,000(5)         0.25%          5.188     10/25/04       5,880        13,391
                             15,000(5)         0.93%          5.125     11/01/04      21,783        49,608

--------
(1) The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid by delivery of cash or already owned shares, subject to certain conditions. As of May 3, 2000, the last sale price of the Company's Common Stock as quoted on The Nasdaq Stock Market was $3.938.

(2) Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) These stock options were relinquished in October 1999.

(4) These stock options vest in eight equal quarterly installments commencing April 21, 1999, and expire five years from the date of grant.

(5) These stock options vest in four equal annual installments commencing one year from the date of grant, and expire five years from the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table provides certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                Number of Unexercised     Value of Unexercised
                                                     Options at          In-the-Money Options at
                           Shares                 December 31, 1999       December 31, 1999(1)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
Steven S. Myers.........      --        --             --/    -- (2)           --/    -- (2)
Michael A. Piraino......      --        --             --/    -- (2)           --/    -- (2)
Thomas F. Heinsheimer...      --        --         11,750/75,050               --/$23,362
Ajaykumar K. Patel......      --        --         10,500/94,500               --/$28,260
Thomas J. Amrhein.......      --        --          5,000/72,000               --/$20,724
Gary L. Markle..........      --        --          2,500/51,500               --/$26,843

--------
(1) Calculated on the basis of $6.13, the closing price of the Company's Common Stock on December 31, 1999, minus the exercise price of the option, multiplied by the number of shares subject to the option.

(2) Mr. Myers and Mr. Piraino relinquished all of their outstanding stock options in October 1999.

Employment Agreements and Termination of Employment Arrangements

  In November 1997, the Company entered into an Employment Agreement with Steven S. Myers, then President, Chief Executive Officer and Chairman of the Board of the Company. This Employment Agreement provided for a two year term, participation in the Company's Executive Bonus Plan, and a severance benefit payment equal to twice the annual salary upon a termination of the employee by the Company without "cause" as defined therein. The annual salary of Mr. Myers under this Employment Agreement was $900,000.

  The Company entered into a new Employment Agreement with Mr. Myers effective February 2000. This Employment Agreement provides for a three-year term and a base salary equal to $600,000. In addition, Mr. Myers is eligible to receive an incentive bonus of up to $400,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of
(i) the last day of the term of the agreement, (ii) the expiration of twelve
(12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. See "Board Compensation Committee Report on Executive Compensation."

  Michael A. Piraino was elected President and Chief Operating Officer of the Company effective February 1999. The Company entered into a three-year Employment Agreement with Mr. Piraino. which provided for an annual salary of $300,000 and eligibility to receive a bonus, as determined by the Compensation Committee, not to exceed $300,000. In addition, the Employment Agreement provided for a severance benefit payment equal to the annual salary upon a termination of the employee by the Company without "cause" as defined therein.

  The Company entered into a new Employment Agreement with Mr. Piraino effective February 2000. This Employment Agreement provides for a three-year term and a base salary equal to $400,000. In addition, Mr. Piraino is eligible to receive an incentive bonus of up to $300,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. The Employment Agreement also provides that, upon the Company's termination of the employee without "cause", as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. See "Board Compensation Committee Report on Executive Compensation."

Certain Transactions

  In September 1998, Space Applications Corporation ("SAC"), then a wholly-owned subsidiary of the Company, entered into a Common Stock Purchase Agreement with Summit Aviation, Inc. ("Summit"), a company wholly owned by Steven S. Myers, the Company's Chief Executive Officer at such time, pursuant to which Summit purchased from SAC 4,500 shares of common stock of Savant Corporation ("Savant"), for an aggregate purchase price of $2,000,000, of which $200,000 was paid in cash and the remaining $1,800,000 was paid by a promissory note guaranteed by Mr. Myers (the "Note"). The original Note provided for interest at a rate of nine percent (9%) per annum, and was payable in thirty (30) equal monthly installments of $30,000 each, commencing October 31, 1998, with a final balloon payment of all outstanding principal and interest owing due and payable on March 31, 2001. The terms of the Note were renegotiated in March 1999 to provide for monthly interest payments of thirty day LIBOR until March 31, 2001, with a balloon payment of all outstanding principal and interest owing due and payable on March 31, 2001. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the Company's 1999 fiscal year in connection with this transaction was $1,700,000. As of April 7, 2000, the amount outstanding was $1,400,000.

  The Agreement provides that, if substantially all of the assets of Savant are sold, or if 50% or more of the common stock purchased in the transaction is sold or exchanged in a merger or other reorganization (a "Sale Transaction"), within six months of the date of the Agreement, Mr. Myers would pay to SAC an amount equal to 50% of any amount in excess of $2,000,000 ("Excess Proceeds") payable to Mr. Myers in connection with the Sale Transaction. If the Sale Transaction occurred after six months but within twelve months of the date of the Agreement, Mr. Myers would be required to pay to SAC an amount equal to 25% of any Excess Proceeds. The Note would become payable upon the Sale Transaction if such sale resulted in a payment obligation to Mr. Myers equal to or greater in value than the original principal balance of the Note. The terms of the Agreement were approved by the Company's Board of Directors and considered to be as favorable as would have been obtained from an unaffiliated third party. In December 1998, SAC merged into SM&A Corporation (East), a wholly-owned subsidiary of the Company.

  In June 1998, the Company sold its Turbo Commander aircraft to Summit for $880,000 represented by a promissory note secured by a first priority security interest on the aircraft. The note bears interest at a rate of 8.5% per annum, and was due and payable in full no later than June 25, 1999. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the Company's 1999 fiscal year in connection with this transaction was $880,000. The entire amount of the indebtedness was repaid in April 1999. The terms of such sale were considered by the Company's Board of Directors to be as favorable as would have been obtained from an unaffiliated third party.

  Edward A. Beeman was employed by the Company from May 1999 until November 1999. Mr. Beeman's employment was terminated by mutual agreement and consent of Mr. Beeman and the Company. Effective November 1, 1999, Mr. Beeman and the Company entered into a Severance Agreement and General Release of All Claims (the "Severance Agreement"). Pursuant to the Severance Agreement, the Company pays Mr. Beeman severance for the shorter of either (i) the period ending December 31, 2000 or (ii) until Mr. Beeman commences other employment (as an employee, consultant (other than isolated engagements for a single project for a period not to exceed two weeks), officer, director, partner or owner, and whether full or part time), to the extent he received or anticipates receiving compensation for such services. In addition, the Severance Agreement provides that the Company will pay a supplemental bonus to Mr. Beeman if he commences employment on or before certain specified dates. The Severance Agreement also provides that Mr. Beeman will be entitled to exercise all stock options previously granted to him under the Company's Amended 1997 Stock Option Plan, to the extent vested on or before November 1, 1999, and Mr. Beeman will continue to vest additional previously granted options on specified dates, subject to certain limitations. In connection with the Severance Agreement, Mr. Beeman released the Company, its officers, directors, predecessors, successors, subsidiaries and agents from all claims he may have had against the them.

  The Company charters aircraft from time to time through Summit, an air service chartering company controlled by Steven S. Myers, the Company's principal shareholder. The terms of use and charter rates paid by the Company are established by Summit, and are considered by the Company to be competitive with charter rates and on terms as favorable as those from unaffiliated third parties for similar aircraft. Charter fees amounted to approximately $396,000 for the fiscal year ended December 31, 1999.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 1999, the members of the Compensation Committee were J. Christopher Lewis and James Mellor, both of whom were non-employee directors of the Company. Neither of the members of the Compensation Committee was, at any time during fiscal 1999 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

Board Compensation Committee Report on Executive Compensation

  The Compensation Committee (the "Committee") of the Board of Directors hereby submits its report concerning the compensation policies of the Company. The Committee oversees the general compensation plan of the Company, sets the specific compensation of Steven S. Myers, the Company's Chief Executive Officer during the fiscal year ending December 31, 1999, and Michael A. Piraino, the Company's President and Chief Operating Officer during the fiscal year ending December 31, 1999 (the "Senior Executives"), reviews the Chief Executive Officer's recommendations for compensation levels for other executive officers, and oversees the Company's stock incentive plans. The Committee is comprised of two non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

 Compensation Policy and Philosophy

  The Company's executive compensation program is designed to align executive compensation with the Company's business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with other companies of similar size and service offerings; and (iii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company.

 Executive Compensation Components

  The Company's executive compensation package is comprised of three components: base salary, annual incentive bonuses and stock options.

  Base salaries are the fixed component of the executive officers' compensation package. For fiscal 1999, the Compensation Committee approved the base salaries of the Senior Executives based on (i) salaries paid to executive officers with comparable responsibilities and employed by companies with comparable businesses, (ii) performance and profitability of the Company in fiscal 1998, and (iii) individual performance in fiscal 1998 or, in the case of new hires, market conditions. The Compensation Committee reviews Senior Executives' salaries annually and exercised its judgment based on all of the factors described above in making its decisions. For all other executives, the Committee reviews the Chief Executive Officer's recommendations for base salaries and attempts to establish levels that are consistent with similar companies. No specific formula is applied to determine the weight of each criteria.

  The award of any bonuses to Senior Executives by the Committee is based upon the audited financial results of the Company as compared to the financial goals set by the Company. Additionally, the Committee reviews bonuses for other executives, which are recommended by the Chief Executive Officer and are based on the individual's contribution to the Company.

  A portion of the compensation of executive officers may from time to time be based upon the award of stock options which rely on increases in the value of the Company's Common Stock. In such cases, the issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's shareholders. Under the Company's stock option plan, options are granted from time to time to certain officers, directors and key employees of the Company and its subsidiaries at the fair market value of the Company's Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, the use of stock options represents compensation that is tied to the Company's long-term performance.

  Stock options covering 310,800 shares of the Company's Common Stock were granted to the Company's executive officers and stock options covering 1,298,629 shares of the Company's Common Stock were granted to other employees or directors of the Company during fiscal 1999 under the Company's Amended Stock Option Plan. The number of options granted to each executive officer or employee was based primarily on the executive's or employee's ability to influence the Company's long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value and motivate executive officers to improve long-term stock market performance.

 Compensation of Senior Executives

  In November 1997, the Company entered into a two-year employment agreement with Steven S. Myers, the Company's Chief Executive Officer at such time, which provided for an annual base salary of $900,000. In addition, Mr. Myers was eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $900,000, and the grant of stock options pursuant to the Company's Amended Stock Option Plan. During 1998, the Committee adjusted Mr. Myers' salary to $550,000. This salary level is more consistent with compensation levels of similar companies, and the adjustment permitted the Company to add to its senior management team without incurring increased compensation expense. In 1999, Mr. Myers did not receive a bonus. In addition to his base salary, Mr. Myers received options to purchase 60,000 shares of the Company's Common Stock, at the closing price of the Company's Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Myers relinquished these options in October 1999. The Company entered into a new Employment Agreement with Mr. Myers effective February 2000, which provides for a three-year term and an annual base salary of $600,000. Mr. Myers is also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $400,000.

  In December 1998, the Company entered into a three-year employment agreement with Michael A. Piraino, the Company's President and Chief Operating Officer at such time, which provides for an annual base salary of $300,000. In addition, Mr. Piraino is eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $300,000, and the grant of stock options pursuant to the Company's Amended 1997 Stock

Option Plan. Mr. Piraino received options to purchase 300,000 shares of the Company's Common Stock in December 1998, at the closing price of the Common Stock on the date of grant. In 1999, Mr. Piraino received a contractually guaranteed minimum bonus in the amount of $100,000. In addition to his base salary, Mr. Piraino received options to purchase 60,000 shares of the Company's common Stock, at the closing price of the Company's Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Piraino relinquished all of his options in October 1999. The Company entered into a new Employment Agreement with Mr. Piraino effective February 2000, which provides for a three-year term and an annual base salary of $400,000. Mr. Piraino is also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $300,000.

                                          COMPENSATION COMMITTEE:

                                          J. Christopher Lewis
                                          James R. Mellor

Interests of Certain Persons in Matter to be Acted Upon

  All Directors and executive officers of the Company are eligible to participate in the Company's Amended 1997 Stock Option Plan and to receive option grants thereunder and, as of April 28, 2000, the following individuals, each of whom has been a Director or executive officer of the Company at some time since the beginning of the last fiscal year, have received options to purchase shares of the Company's Common Stock pursuant to the Plan: Steven S. Myers, Michael A. Piraino, Ajaykumar K. Patel, Thomas F. Heinsheimer,
Thomas J. Amrhein, Steven R. Mast, Edward A. Beeman, Gary Markle, Gary E. Meier, Ronald S. Oxley, Robert E. Casner, J. Christopher Lewis, James F. Mellor and Malcolm R. Currie.

Performance Graph

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on The Nasdaq Stock Market (U.S. common stocks), companies with the same Standard Industrial Classification Code ("SIC Code"), and a peer group including Hagler Bailly, Inc. (HBIX), Maximus Inc.
(MMS) and Navigant Consulting, Inc. (NCI on New York Stock Exchange) (formerly named Metzler Group, Inc. (METZ) on The Nasdaq Stock Market), assuming reinvestment of dividends, for the period beginning January 29, 1998 through the Company's fiscal year ended December 31, 1999. The Company's Common Stock was initially offered to the public on January 29, 1998. The peer group was selected based upon the Company's SIC Code in 1998. However, the Company changed its SIC Code in March 2000 to more accurately correspond to the Company's current business. Therefore, the graph set forth below includes a comparison to the prior peer group and a peer group based upon the Company's current SIC Code. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on January 30, 1998.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                       NASDAQ     SIC CODE
                             SM&A           PEER       MARKET     INDEX-
                             CORPORATION    GROUP      INDEX      7373
                             -----------    -------    -------    --------
Measurement Pt-01/29/98      $100.00        $100.00    $100.00    $100.00
03/31/98                     $147.92        $112.56    $113.43    $115.74
06/30/98                     $160.42        $117.66    $116.54    $137.04
09/30/98                     $143.75        $111.21    $105.16    $131.68
12/31/98                     $158.33        $144.69    $136.65    $221.88
03/31/99                     $ 95.83        $ 96.36    $153.16    $311.82
06/30/99                     $ 63.54        $ 90.99    $167.59    $296.83
09/30/99                     $ 64.58        $122.57    $171.65    $302.77
12/31/99                     $ 51.04        $ 64.71    $252.90    $487.21

                                PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION PLAN

  The Board of Directors has approved, subject to the approval of the shareholders, an amendment to the Company's Amended 1997 Stock Option Plan (the "Option Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the Option Plan from its present number of 2,500,000 shares to 4,000,000 shares. As of April 28, 2000, there were 242,401 shares available for future grant under the Option Plan.

  The Board of Directors believes that adding shares to the Option Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Option Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. In addition, the Company considers acquisitions as a part of its business strategy. Because the acquisitions may involve both the issuance of additional shares and options to acquire shares of Common Stock as consideration, and an increase in the number of employees, the Board of Directors considered it appropriate to increase the number of shares of Common Stock issuable pursuant to stock options that may be granted under the Option Plan.

  The following is a general summary of the Option Plan which is qualified in its entirety by reference to the full text of the Option Plan as proposed to be amended, attached to this Proxy Statement as Exhibit A.

Shares Subject to the Option Plan

  The stock available for issuance under the Option Plan consists of shares of the Company's authorized but unissued Common Stock. The Board of Directors originally reserved an aggregate of 1,500,000 shares of Common Stock for issuance under the Option Plan, and amended the Option Plan in 1999 to increase the number of shares underlying options that may be granted under the Option Plan to 2,500,000. If the Company's shareholders approve the amendment to the Option Plan, the maximum number of shares that may be issued under the Option Plan will be 4,000,000 shares. If any previously granted option expires or otherwise terminates, in whole or in part, without having been exercised in full, the stock not issued under such option will revert to and again become available for issuance under the Option Plan. The number of shares issuable pursuant to the Option Plan, and the exercise price of such options, is subject to proportional adjustment to reflect stock splits, stock dividends, mergers, consolidations, and similar events.

Eligibility for Participation

  Options granted under the Option Plan may be either "incentive stock options" (which qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonstatutory stock options. Employees, including officers and directors who are employees, of the Company and its subsidiaries (an "Eligible Employee"), may be granted either incentive or nonstatutory stock options. However, members of the Board of Directors who are not officers or employees of the Company or its subsidiaries, and consultants to the Company and its subsidiaries (together, an "Eligible Director or Consultant"), may only be granted nonstatutory stock options.

  As of April 28, 2000, approximately 649 persons were eligible to participate in the Option Plan, and 2,247,949 shares were subject to outstanding options.

Administration

  The Option Plan is administered by the Board of Directors or by a committee of non-employee directors designated by the Board of Directors. Subject to the terms of the Option Plan, the Board of Directors determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards.

Exercise of Options

  The Board of Directors or committee thereof may provide that the total number of shares of stock subject to an option may vest and become exercisable in periodic installments.

  The exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the shares of Common Stock underlying such option, determined as of the date of grant. If an Eligible Employee possesses at least 10% of the total combined voting power of all classes of the Company's stock at the time of grant of an incentive stock option (a "10% Eligible Employee"), the exercise price may not be less than 110% of the fair market value of the Common Stock underlying the option, determined as of the date of grant. The exercise price of nonstatutory stock options may be more or less than, or equal to, the fair market value of the underlying Common Stock. The exercise price of an option may be paid in cash or, at the discretion of the Board of Directors or committee, through the delivery of other shares of Common Stock of the Company or delivery to the Company of all or part of an option granted under the Option Plan for cashless exercise. The Board of Directors or committee may provide for other methods of payment upon the exercise of an option.

  As of April 28, 2000, the aggregate fair market value of shares of Common Stock subject to outstanding options under the Option Plan was $8,991,796, based upon the closing sale price of such stock on The Nasdaq Stock Market on such date.

Expiration of Options

  No option granted under the Option Plan may be made exercisable after the expiration of ten years from the date such option is granted. In addition, any option granted to a 10% Eligible Employee may not be made exercisable after the expiration of five years from the date the option is granted.

  Termination of Employment. Before the expiration date of an option, such option is exercisable by an Eligible Employee or Eligible Director or Consultant while such person continues to be employed by, or is performing services for, the Company or its subsidiaries. Upon the termination of an Eligible Employee's employment or the termination of an Eligible Director or Consultant's relationship with the Company or its subsidiaries (other than termination by death or disability), an option may be exercised (to the extent exercisable at the date of termination) within the earlier of ninety (90) days after such termination of employment or relationship, or the expiration date of the option as provided in the option agreement.

  Death or Disability. In the event an Eligible Employee's employment or Eligible Director or Consultant's relationship with the Company or its subsidiaries terminates by reason of disability, the option may be exercised (to the extent exercisable at the date of termination) within the earlier of six (6) months following such termination or the expiration date of the option as provided in the option agreement. Following the death of an Eligible Employee or Eligible Director or Consultant, the option may be exercised (to the extent exercisable at the date of death) by the optionee's estate on the earlier of twelve (12) months from the date of death or the expiration date of such option as provided in the option agreement.

  Options which are not exercisable by an Eligible Employee or Eligible Director or Consultant at the time of termination of employment or termination of relationship with the Company or its subsidiaries will terminate as of the date of termination of employment or relationship, and will not be exercisable.

Corporate Change

  Upon a dissolution, liquidation or sale of substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity, but the shares of Common Stock of the Company are converted into other property (collectively, a "Corporate Change"), the surviving entity must assume any outstanding options under the Option Plan or substitute similar options for such options, or the options will remain in full force and effect. If the surviving entity refuses to continue such options or substitute similar options, then the time in which such options are exercisable will be accelerated and the options will terminate to the extent not exercised prior to the occurrence of a Corporation Change.

Amendments

  The Board of Directors may amend, suspend or terminate the Option Plan, provided that any amendment changing the rights and obligations under any option granted pursuant to the Option Plan must be approved by the person to whom such option was granted.

Term of Option Plan

  Unless terminated earlier as provided in the Option Plan, the Option Plan will terminate on October 1, 2007, which is ten years from the date the Option Plan was adopted by the Board.

Federal Income Tax Information

  Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and the Company will not be entitled to a tax deduction. Upon the exercise thereof while the optionee is employed by the Company or a subsidiary or within three (3) months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax.

  If the shares of Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least two (2) years from the date of grant and at least one (1) year from the date of exercise, the optionee's gain or loss upon a disposition of such shares of Common Stock will be a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If such shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and the Company will be entitled to a corresponding tax deduction.

  Nonstatutory Options. Upon the grant of a nonstatutory option, the optionee will not recognize any taxable income. Upon the exercise thereof, the optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of Common Stock acquired upon such exercise, and (ii) the exercise price. At that time, the Company will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of Common Stock acquired upon the exercise of a nonstatutory option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of such shares.

New Plan Benefits

  As stated above, the Board or a committee thereof has the authority to determine the amounts, terms and grant dates of options to be granted in the future to Eligible Employees or Eligible Directors or Consultants under the Option Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

  The following table sets forth information concerning stock options granted pursuant to the Option Plan from January 1, 1999 through December 31, 1999 to
(i) the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                          No. of Shares       Average
                                                           Subject to      Exercise Price
            Name                    Title (1)          Options Granted (#) Per Share ($)
            ----                    ---------          ------------------- --------------
 Steven S. Myers........... Chief Executive Officer,           60,000(2)       7.940
                            Chairman of the Board,
                            Director

 Michael A. Piraino........ President, Chief                   60,000(2)       7.940
                            Operating Officer,
                            Acting Chief Financial
                            Officer, Secretary,
                            Director

 Thomas F. Heinsheimer..... Senior Vice President,             54,000          9.959
                            Chief Technology Officer

 Ajaykumar K. Patel........ President and General              79,000          6.564
                            Manager, Proposal
                            Management Group; Acting
                            President and General
                            Manager, Information
                            Technology Solutions
                            Group

 Thomas J. Amrhein......... President and General              57,000          9.959
                            Manager, Systems
                            Solutions Group

 Gary L. Markle............ President and General              29,000          6.729
                            Manager, Information
                            Technology Solutions
                            Group

 All current executive officers as group (6                   329,000(2)       6.732
  persons)...........................................

 All current directors (other than executive                        0
  officers) as a group (3 persons)...................                              0

 All employees (including all current officers who
  are not executive officers) as a group
  (approximately 440 persons)........................       1,280,429          6.955

--------
(1) The positions listed are the positions held by the executive officers during the fiscal year ended December 31, 1999. Effective May 3, 2000, the executive officers' principal positions are as follows: Mr. Myers-- Chairman of the Board; Mr. Piraino--Chief Executive Officer, President, Acting Chief Financial Officer and Secretary; Mr. Patel--Executive Vice President, Chief Operating Officer and Acting Group President and General Manager; and Mr. Amrhein--Group President and General Manager.
     Mr. Heinsheimer resigned as Senior Vice President and Chief Technology Officer as of May 3, 2000, and Mr. Markle resigned as President and General Manager of the Information Technology Solutions Group of the Company in April 2000.

(2)  Mr. Myers and Mr. Piraino relinquished their options in October 1999.

  No person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Plan during that period.

  The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve amendment of the Option Plan.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR' APPROVAL OF AMENDMENT OF THE OPTION PLAN. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE OPTION PLAN UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company's directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) Steven Myers and his wife, Paula Myers, did not report the purchase of shares of common stock in March 1999 on a Form 4, but subsequently reported the purchase in a filing on Form 5 filed in April 2000;
(b) Ajaykumar Patel did not report the sale of shares of common stock in March 1999 on a Form 4, but subsequently reported the sale in a filing on Form 5 filed in April 2000; (c) Thomas Amrhein did not report the sale of shares of common stock in March 1999 on a Form 4, but subsequently reported the sale in a filing on Form 5 filed in March 2000; and (d) Gary Markle filed a late Form 5 to report stock options granted in October 1999.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders are advised that any shareholder proposal intended for consideration at the next Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than January 20, 2001 to be included in the proxy material for next year's Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 OTHER MATTERS

  The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

  THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Michael A. Piraino, Secretary

Newport Beach, California
May 19, 2000

                                                                      EXHIBIT A

                                    AMENDED
                            1997 STOCK OPTION PLAN

NOTICE: QUALIFIED OPTIONS UNDER THIS PLAN BEAR RESTRICTIONS GOVERNED BY
        SECTION 422 OF THE INTERNAL REVENUE CODE. PLAN PARTICIPANTS ARE URGED TO READ SECTION 422 AND TO UNDERSTAND THE RESTRICTIONS CONTAINED THEREIN. NOT ALL SECTION 422 RESTRICTIONS ARE REFERENCED IN THIS PLAN. OPTIONS GRANTED HEREUNDER MAY BEAR RESTRICTIONS IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. PLAN PARTICIPANTS ARE URGED TO CONSULT WITH THEIR TAX AND LEGAL ADVISORS CONCERNING THE NATURE AND RESTRICTIONS UPON THE OPTIONS GOVERNED HEREBY.

1. Purposes.

  (a) The purpose of the Plan is to provide a means by which selected employees, Directors and Consultants of the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Incentive Stock Options and Nonstatutory Stock Options, as defined below.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

  (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be either Incentive Stock Options and Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a certificate or certificates will be issued for shares purchased on exercise of such Options.

2. Definitions.

  (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means a Committee appointed by the Board in accordance with
Section 3(c) of the Plan.

  (e) "Company" means Emergent Information Technologies, Inc., a California corporation.

  (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed three

(3) months, unless reemployment upon the expiration of such leave is guaranteed by contract, Company policies or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

  (h) "Director" means a member of the Board.

  (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (k) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

    (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

  (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (m) "Non-Employee Director" shall mean a director who:

    (i) Is not currently an officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

    (ii) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act;

    (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; and

    (iv) Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the Exchange Act.

  (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (p) "Option" means a stock option granted pursuant to the Plan.

  (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

  (s) "Participant" means an Employee, Director or Consultant who is granted Options.

  (t) "Plan" means this Amended 1997 Stock Option Plan.

  (u) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

  (v) "Securities Act" means the Securities Act of 1933, as amended.

3. Administration.

  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how Options shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, the provisions of each Option granted (which need not be identical), including the vesting schedule for the Options, and the number of shares underlying such Options to be granted to each such person;

    (ii) To construe and interpret the Plan and Options granted under it, and to establish amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

    (iii) To amend the Plan as provided in Section 12; and

    (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company.

  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee shall be Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject to the Plan.

  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate Four Million (4,000,000) shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

5. Eligibility.

  (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

  (b) A Director shall be eligible for the benefits of the Plan provided that such Director's participation conforms to the requirements of Rule 16b-3, if applicable.

  (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant.

6. Option Provisions.

  Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

  (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

  (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of any Incentive Stock Option granted hereunder to any stockholder possessing at least 10% of the total combined voting power of all classes of stock of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

  (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company other shares of Common Stock of the Company (provided that the shares have been held for the period required to avoid a charge to the Company's reported earnings), (iii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company all or any part of an Option granted under this Plan for a cashless exercise (provided that such cashless exchange will not result in a charge to the Company's reported earnings), or (iv) by tendering any other form of legal consideration that may be acceptable to the Board.

  (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee subject to Section 16 of the Exchange Act on the date of grant shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. A Nonstatutory Stock Option granted to an Optionee who is not subject to Section 16 of the Exchange Act on the date of grant may not be transferable except by will or by the laws of descent and distribution, unless otherwise permitted by the Board. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

  (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this
Section 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date ninety
(90) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to
Section 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7. Cancellation and Regrant of Options.

  The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan, and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as described in Section 5(c)) not less than one hundred ten percent (110%) of the Fair Market Value in the case of an Incentive Stock Option.

8. Covenants of the Company.

  (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock which would be issuable under such outstanding Options.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Options or any stock issued or issuable pursuant to any such Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9. Use of Proceeds from Stock.

  Proceeds from the sale of Common Stock upon exercise of the Options shall constitute general funds of the Company.

10. Miscellaneous.

  (a) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

  (b) Nothing in the Plan or any Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Options with or without cause.

  (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are granted are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

  (d) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred under Section 6(d), as a condition of exercising any Option, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (e) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company's reported earnings; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings. The exercise of the Option may be conditioned upon the receipt by the Company of satisfactory evidence of the Participant's satisfaction of any withholding obligations.

11. Adjustments Upon Changes in Stock.

  (a) Subject to any required action by stockholders, the number of shares which may be purchased upon the exercise of each outstanding Option shall be proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company, without receipt of consideration by the Company, which change results from a stock split, a stock dividend, a merger, consolidation, reorganization, reincorporation, a recapitalization, a combination of shares, change in corporate structure or other like capital adjustment, so that upon the exercise of each Option the holders of such Options shall receive the number and type of securities which the holders would have received had the Options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable.

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options vest shall be accelerated and the Options terminated if not exercised prior to such event.

12. Amendment of the Plan.

  (a) The Board at any time, and from time to time, may amend the Plan provided that the implementation of such amendment by the Company complies with all applicable law.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted, and (ii) such person consents in writing.

13. Termination or Suspension of the Plan.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 1, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent to the person to whom the Option was granted.

14. Effective Date of Plan.

  The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Financial Information.

  The Company will provide to each Optionee financial statements of the Company at least annually in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                    EMERGENT INFORMATION TECHNOLOGIES, INC.
                      (formerly known as SM&A Corporation)

  The undersigned appoints Steven S. Myers and Michael A. Piraino, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of Emergent Information Technologies, Inc. (formerly known as SM&A Corporation) ("EITI") held of record by the undersigned as of April 28, 2000, at the Annual Meeting of Shareholders of EITI to be held at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California, on Tuesday, June 6, 2000 at 10:00 a.m. local time, and at all adjournments thereof, (the "Annual Meeting") upon the following matters, which are described in EITI's Proxy Statement for the Annual Meeting.

[X] Please mark your votes as in this example.

  1. For approval of amendment to the Bylaws.
     [_] FOR     [_] AGAINST    [_] ABSTAIN

  2. ELECTION OF DIRECTORS:


   [_] FOR all nominees listed at   [_] WITHHOLD AUTHORITY      NOMINEES: Steven S. Myers
   right (except as marked to       to vote for all nominees              Michael A. Piraino
   the contrary below)              listed at right                       J. Christopher Lewis
                                                                          Joseph B. Fuller
                                                                          Luther J. Nussbaum
                                                                          Vincent C. Smith
                                                                          Albert S. Nagy

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the lines immediately below)


    ---------------    ---------------    ---------------    ---------------

    ---------------    ---------------    ---------------    ---------------


================================================================================

  3. For approval of amendment       4. In accordance with the discretion of the
     to Amended 1997 Stock              proxy holder, to act upon all matters
     Option Plan.                       incident to the conduct of the meeting
                                        and upon other matters that properly
                                        come before the meeting.

     [_] FOR  [_] AGAINST  [_] ABSTAIN  [_] FOR  [_] AGAINST  [_] ABSTAIN


 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
   BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL
         DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

                                           PLEASE DATE, SIGN, MAIL AND RETURN
                                           THIS PROXY IN THE ENCLOSED
                                           ENVELOPE.
                                           NOTE: Please sign exactly as your
                                           name appears herein. If the stock
                                           is registered in the name of two or
                                           more persons, each should sign.
                                           Executors, administrators,
                                           trustees, guardians, attorneys and
                                           corporate officers should add their
                                           titles.

                                           Date________________________________

                                           ____________________________________
                                                       Signature(s)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS